                                                                     EXHIBIT 2.4

                            ASSET PURCHASE AGREEMENT


     This Agreement ("Agreement") is entered into as of September 23, 1999, by and between CUMULUS BROADCASTING, INC., a Nevada corporation ("Broadcasting"), CUMULUS LICENSING CORP., a Nevada corporation ("Licensing), CUMULUS WIRELESS SERVICES INC., a Nevada corporation ("Wireless"), C. F. RADIO, INC., a North Carolina corporation ("CF"), CAPE FEAR RADIO, LLC, a North Carolina limited liability company ("CFLLC"), CAPE FEAR BROADCASTING COMPANY, a North Carolina corporation ("CFB"), and CAPE FEAR TOWER SYSTEMS, LLC, a North Carolina limited liability company ("CF Towers"). Broadcasting, Licensing, and Wireless are referred to collectively herein as the "Buyers." CF, CFLLC, CFB, and CF Towers are referred to collectively herein as the "Sellers." The Buyers and the Sellers are referred to individually as the "Party" or collectively as the "Parties." Capitalized terms used in this Agreement are defined in Section 8 hereof.

     Subject to the terms and conditions of this Agreement, the Buyers hereby agree to purchase substantially all of the assets (and assume certain of the liabilities) of the Sellers that are used or useful in the operation of radio stations WFNC-AM, Fayetteville, NC; WFNC-FM, Lumberton, NC; WQSM-FM, Fayetteville, NC; WRCQ-FM, Dunn, NC; WGNI-FM, Wilmington, NC; and WMNX-FM, Wilmington, NC (the "Stations") in return for cash.

     Now, therefore, in consideration of the above premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1.  BASIC TRANSACTION.

          A. PURCHASE AND SALE OF ASSETS. On and subject to the terms and conditions of this Agreement, the Sellers agree to sell, transfer, convey and deliver to (i) Licensing, and Licensing agrees to purchase from the Sellers, all of the FCC Licenses listed in Section 2(k) of the disclosure schedule ("Disclosure Schedule"); and (ii) Sellers agree to sell, transfer convey and deliver to Broadcasting and Wireless, and Broadcasting and Wireless agree to purchase from the Sellers, all of the Acquired Assets other than the FCC Licenses. Both such sales shall take place at the Closing for the consideration specified below in this Section 1.

          B. ASSUMPTION OF LIABILITIES. On and subject to the terms and conditions of this Agreement, Broadcasting and Wireless agree to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyers will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Sellers not included within the definition of Assumed Liabilities and assumed by Broadcasting, and the Sellers agree to pay and discharge all Liabilities and obligations of the Sellers other than the Assumed Liabilities.

          C. PURCHASE PRICE. The Buyers agree to pay to the Sellers, as consideration for the Acquired Assets, the purchase price (the "Purchase Price") described in Schedule A to this Agreement, and agree to make the escrow deposit (the "Escrow Deposit") in the form and manner described in Schedule A and more particularly in the earnest money escrow agreement ("Earnest Money Escrow Agreement") attached hereto as Exhibit A.


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          D. CLOSING. The closing of the transactions contemplated by this
Agreement (the "Closing") shall take place at a mutually agreed location, within ten (10) business days after the FCC approval of the Assignment Application becomes a Final Order, by which date all other conditions to the obligations of the Parties to consummate the transactions contemplated hereby will have been satisfied or waived, or such other date as the Parties may mutually determine (the "Closing Date").

          E. DELIVERIES AT THE CLOSING. At the Closing, (i) the Sellers will deliver to the Buyers the various certificates, instruments, and documents referred to in Section 5(a) below; (ii) the Buyers will deliver to the Sellers the various certificates, instruments, and documents referred to in Section 5(b) below; (iii) the Sellers will execute, acknowledge (if appropriate), and deliver to the Buyers (A) assignments in the form attached as Exhibits B-1 and B-2 hereto, other necessary assignments, (including Lease and other Assumed Contract assignments and Intellectual Property transfer documents), bills of sale and warranty deeds in form acceptable to the Buyers, (B) such affidavits, transfer tax returns, memorandums of lease, and other additional documents as may be required by the terms of the title insurance commitments obtained by Buyers, as necessary for Buyers to acquire title insurance or as may be necessary to convey title to the Real Estate to the Buyers in the condition required herein or provide public notice of existence of the Leases, and (C) such other instruments of sale, transfer, conveyance, and assignment as the Buyers and their counsel reasonably may request; (iv) the Buyers will execute, acknowledge (if appropriate), and deliver to the Sellers (A) an assumption in the form attached hereto as Exhibit B-3 and (B) such other instruments of assumption as the Sellers and their counsel reasonably may request; and (v) the Buyers will deliver to the Sellers the consideration specified in Schedule 1(c) above.

          F. POSTCLOSING AGREEMENT. On the Closing Date, the Sellers shall execute, and shall cause certain of its shareholders to execute, a Postclosing Agreement with the Buyers including covenants not to compete with the Buyers in the markets served by the Stations and agreements to indemnify the Buyers in the form of Exhibit C attached hereto.

          G. LOCAL MARKETING AGREEMENT. As of the date of this Agreement, Broadcasting, CF and CFB shall enter into Local Marketing Agreements in the form attached as Exhibit D hereto ("Local Marketing Agreement"), under which Broadcasting shall purchase from Sellers airtime on the Stations under the terms and conditions specified in such Local Marketing Agreements.

     2.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.

     The Sellers represent and warrant to the Buyers that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule.

          A. ORGANIZATION OF THE SELLERS. Each Seller is either a corporation or a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization. Other than the Subsidiaries described in Section 2(a) of the Disclosure Schedule, the Sellers do not have any Subsidiaries. The Sellers have the power and authority to own or lease its properties and to carry on all business activities now



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conducted by them. All of the shareholders of the Sellers and all of the members of the limited liability company Sellers are identified in Section 2(a) of the Disclosure Schedule.

          B. AUTHORIZATION OF TRANSACTION. The Sellers have full power and authority to execute and deliver this Agreement and all agreements and instruments to be executed and delivered by Sellers pursuant to this Agreement (collectively, the "Ancillary Agreements") and to perform their obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Boards of Directors of CF and CFB, and the managing members of CFLLC and CF Towers, have duly authorized the execution, delivery, and performance of this Agreement and the Ancillary Agreements by their respective entities. This Agreement and the Ancillary Agreements constitute the valid and legally binding obligation of the Sellers, enforceable in accordance with their respective terms and conditions.

          C. NONCONTRAVENTION. Assuming the receipt of the necessary consents described in the Disclosure Schedule, neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Sellers are subject or any provision of the charter or bylaws of the Sellers; or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other agreement, arrangement to which the Sellers are a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than with respect to the Assignment Application described in Section 4(b) and the Hart-Scott-Rodino Application described in Section 4(c), the Sellers do not need to give any notice to, make any filing with, or obtain any Licenses, consent, or approval of any court or government or governmental agency in order for the Parties to enter into this agreement or the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1(e) above).

          D. TITLE TO ACQUIRED ASSETS. Other than the Security Interests set forth on Section 2(d) of the Disclosure Schedule (which shall be released at or before the Closing) the Sellers have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

          E. FINANCIAL STATEMENTS. Included in Section 2(e) of the Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997, and December 31, 1998 for the Sellers; and (ii) unaudited balance sheets and statements of income, as of and for each month during 1998 and each month to date in 1999 for the Sellers. The Financial Statements have been prepared in conformity with the Sellers' normal accounting policies, practices and procedures applied on a consistent basis, throughout the periods covered thereby, are correct and complete in all material respects, fairly present the financial condition of the Sellers and the results of operation of Sellers


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at the dates and for the periods indicated, and are consistent with the books and records of the Sellers (which books and records are correct and complete in all material respects). The Financial Statements accurately state the revenues of the Stations for the period indicated therein and include an accurate breakout of cash and trade revenues.

          F. EVENTS SUBSEQUENT TO DECEMBER 31, 1998. Since December 31, 1998, except as set forth in Section 2(f) of the Disclosure Schedule, there has not been any material adverse change in the assets or Liabilities of the Sellers with respect to the operation of the Stations. Without limiting the generality of the foregoing and with respect to the operation of the Stations since December 31, 1998:

          (i) other than this Agreement, the Sellers have not entered into any agreement, contract, lease, sublease, license, or sublicense (or series of related agreements, contracts, leases, subleases, licenses, and sublicenses) outside the Ordinary Course of Business;

          (ii) the Sellers have not entered into or terminated any employment arrangement, employment contract, consulting contract or severance agreement or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (iii) the Sellers have not applied to the FCC for any modification of the FCC Licenses or failed to take any action necessary to preserve the FCC Licenses and has operated the Stations in compliance therewith and with all FCC rules and regulations; and

          (iv)  the Sellers have not committed to any of the foregoing.

          G. TAX MATTERS. Except as set forth in Section 2(g) of the Disclosure Schedule, the Sellers have timely and properly filed all Tax Returns that they were required to file with respect to the Sellers' operations. All such Tax Returns were correct and complete and properly reflect the tax liability of the Sellers. No Tax deficiencies have been assessed, or to their Knowledge proposed, against the Sellers. All Taxes currently due and payable by the Sellers with respect to their operations (whether or not shown on any Tax Return) have been paid. The Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. No claim has ever been made by any authority in any jurisdiction where the Sellers do not file Tax Returns that they are or may be subject to taxation by that jurisdiction.

          H. TANGIBLE ASSETS. Section 2(h) of the Disclosure Schedule sets forth a listing of all transmitter and station equipment, vehicles and other tangible personal property used in conducting the operation and business of the Stations. The Sellers own or lease all tangible assets necessary for the conduct of the operation and business of the Stations as presently conducted and as presently proposed to be conducted and all leased assets are specifically identified as such in Section 2(h) of the Disclosure Schedule.



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          I. REAL PROPERTY. Section 2(i) of the Disclosure Schedule lists and describes briefly all Owned Real Estate and real property leased to the Sellers (including, without limitation, complete legal descriptions for all of the Real Estate). The Sellers have delivered to the Buyers correct and complete copies of the Leases. With respect to the Real Estate:

          (i) the Sellers have good and marketable title to all of the Owned Real Estate free and clear of all liens, charges, mortgages, security interests, easements, restrictions or other encumbrances of any nature whatsoever except for those matters disclosed in Section 2(i) of the Disclosure Schedule (collectively, the "Permitted Real Estate Encumbrances");

          (ii) the Leases are and, as of the Closing will continue to be, legal, valid, binding, enforceable, and in full force and effect;

          (iii) Sellers are not in breach or default of any Lease (and has not repudiated any provision thereof) and to Seller's Knowledge, no party to any Lease is in breach or default (or has repudiated any provision thereof), and no event has occurred which, with notice or lapse of time, would constitute a breach or default thereunder or permit termination, modification, or acceleration thereunder;

          (iv) there are no disputes, oral agreements, or forbearance programs in effect as to any Lease;

          (v) none of the Owned Real Estate, and to the Sellers' Knowledge, none of the properties subject to the Leases, is subject to any lease (other than Leases), option to purchase or rights of first refusal;

          (vi) except for Permitted Real Estate Encumbrances, there are (i) no actual or, to the Sellers' Knowledge, proposed special assessments with respect to any of the Real Estate; (ii) no pending or, to the Sellers' Knowledge, threatened condemnation proceedings with respect to any of the Real Estate; (iii) to Sellers' Knowledge, no material structural or mechanical defects in any of the buildings or improvements located on the Real Estate; (iv) no pending or, to the Sellers' Knowledge, threatened changed in any zoning laws or ordinances which may materially adversely affect any of the Real Estate or Sellers' use thereof;

          (vii) the Sellers have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Leases or its rights thereunder;

          (viii) to the Sellers' Knowledge, all facilities on the Real Estate have received all approvals of governmental authorities (including licenses, permits and zoning approvals) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

          (ix) to the Sellers' Knowledge, the owner of each leased facility has good and marketable title to the underlying parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for Permitted Real


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     Estate Encumbrances and, to Seller's Knowledge, Sellers' leasehold interest in each Lease has priority over any other interest except for the fee interest therein and Permitted Real Estate Encumbrances.

          J. CONTRACTS. Section 2(j) of the Disclosure Schedule lists any written arrangement (or group of related written arrangements) either involving more than $5,000 or not entered into in the Ordinary Course of Business. The Sellers have delivered to the Buyers a correct and complete copy of each written arrangement listed in Section 2(j) of the Disclosure Schedule (as amended to date). With respect to each written arrangement so listed which constitutes an Assumed Contract: (A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect; (B) the written arrangement will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms as of the Closing (if the arrangement has not expired according to its terms); (C) Sellers are not in breach or default, and to Sellers' Knowledge, no other party is in breach or default, and to Seller's Knowledge no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) no party has repudiated any provision of the written arrangement. The Sellers are not a party to any verbal contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Section 2(j) of the Disclosure Schedule under the terms of this Section 2(j). Except for the Assumed Contracts, the Buyers shall not have any Liability or obligations for or in respect of any of the contracts set forth in Section 2(j) of the Disclosure Schedule or any other contracts or agreements of the Sellers.

          K. COMMISSION LICENSES AND COMPLIANCE WITH COMMISSION REQUIREMENTS.

          (i) All licenses, permits, authorizations, franchises, certificates of compliance, and consents of governmental bodies, including, without limitation, the FCC Licenses, used or useful in the operation of the Stations as they are now being operated are (A) in full force and effect,
     (B) unimpaired by any acts or omissions of the Sellers or the Sellers' employees or agents, (C) free and clear of any restrictions which might limit the full operation of the Stations, and (D) detailed in Section 2(k) of the Disclosure Schedule. With respect to the licenses, permits, authorizations, franchises, certificates of compliance and consents referenced in the preceding sentence, Section 2(k) of the Disclosure Schedule also sets forth, without limitation, the date of the last renewal, the expiration date thereof, and any conditions or contingencies related thereto. Except as set forth in Section 2(k) of the Disclosure Schedule, no condition exists or event has occurred that permits, or after notice or lapse of time, or both, would permit, the revocation or termination of any such license, permit, consent, franchise, or authorization (other than pursuant to their express expiration date) or the imposition of any material restriction or limitation upon the operation of the Stations as now conducted. Except as set forth in Section 2(k) of the Disclosure Schedule, the Sellers are not aware of any reason why the FCC licenses might not be renewed in the ordinary course or revoked.

          (ii) The Stations are in compliance with the FCC's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major environmental action under the FCC's rules or policies. Access to the Stations' transmission facilities is restricted in accordance with the policies of the FCC.


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          (iii) Except as set forth in Section 2(k) of the Disclosure Schedule, to the Sellers' Knowledge, the Sellers are not the subject of any FCC or other governmental investigation or any notice of violation or order, or any material complaint, objection, petition to deny, or opposition issued by or filed with the FCC or any other governmental authority in connection with the operation of or authorization for the Stations, and there are no proceedings (other than rule making proceedings of general applicability) before the FCC or any other governmental authority that could adversely affect any of the FCC Licenses or the authorizations listed in Section 2(k) of the Disclosure Schedule.

          (iv) The Sellers have filed with the FCC and all other governmental authorities having jurisdiction over the Stations all material reports, applications, documents, instruments, and other information required to be filed, and will continue to make such filings through the Closing Date.

          (v) The Sellers are not aware of any information concerning the Stations that could cause the FCC or any other regulatory authority not to issue to the Buyers all regulatory certificates and approvals necessary for the consummation of the transactions contemplated hereunder or the Buyer's operation and/or ownership of the Stations. Sellers are not aware of any pending FCC applications which, if approved, would allow for the operation of a new radio station with a signal reaching the signal area of the Stations and, in addition, Sellers are not aware of any plans or proposals by any existing radio stations with a signal reaching the signal area of the Stations to alter or change their format to a format similar to that of the Stations.

          L. INTELLECTUAL PROPERTY. The Sellers own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the businesses of the Sellers as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Sellers immediately prior to the Closing hereunder is set forth on Section 2(l) of the Disclosure Schedule and each item listed will be owned or available for use by the Buyers on identical terms and conditions immediately subsequent to the Closing hereunder. Sellers' use of the Intellectual Property has not interfered with, infringed upon, caused a misappropriation of, or otherwise come into conflict with any Intellectual Property rights of third parties, and the Sellers have never received any charge, complaint, or notice alleging any such interference, infringement, misappropriation, or violation. To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Sellers.

          M. INSURANCE. Section 2(m) of the Disclosure Schedule sets forth a complete and accurate description of all Sellers' insurance coverage. With respect to each such insurance policy: (A) the policy is legal, valid, binding, and enforceable and in full force and effect; and (B) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms through the Closing Date.

          N. LITIGATION. Section 2(n) of the Disclosure Schedule sets forth each instance in which the Sellers: (i) are subject to any unsatisfied judgment, order, decree, stipulation,


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injunction, or charge; or (ii) are a party or, to the Sellers' Knowledge, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2(n) of the Disclosure Schedule could result in any adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Sellers or the Stations taken as a whole. The Sellers have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation against the Sellers.

          O. EMPLOYEES. Section 2(o) of the Disclosure Schedule sets forth a listing of the names, positions, job descriptions, salary or wage rates and all other forms of compensation paid for work at the Stations of each employee. To the Knowledge of the Sellers, no key employee or group of employees has any plans to terminate employment with the Sellers. The Sellers are not a party to or bound by any collective bargaining or similar agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Sellers have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to the employees of the Sellers. The Sellers have no Knowledge of any Basis for any claim by past or current employees of the Sellers or applicants for employment that the Sellers or their management has discriminated based on each individuals race, sex, national origin, religion, ethnicity, handicap or any other protected characteristic under applicable law.

          P. EMPLOYEE BENEFITS. Section 2(p) of the Disclosure Schedule lists all Employee Benefit Plans that the Sellers maintain or to which the Sellers contribute or are required to contribute for the benefit of any current or former employee of the Sellers and true and correct copies of each such Employee Benefit Plan have been delivered to the Buyers. Each Employee Benefit Plan (and each related trust or insurance contract) complies and at all times has complied in form and in operation in all respects with the applicable requirements of ERISA and the Code. The Sellers do not have any commitment to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would affect any employee or terminated employee of the Sellers. There are no pending or, to the Knowledge of the Sellers, threatened claims under, by or on behalf of any of the Employee Benefit Plans, by any employee or beneficiary covered by any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan (other than routine claims for benefits), nor have there been any Reportable Events or Prohibited Transactions with respect to any Employee Benefit Plan.

          Q. ENVIRONMENT, HEALTH, AND SAFETY.

          (i) With respect to the operation of the Stations and the Real Estate, to Sellers' Knowledge, the Sellers are, and at all times in the past have been, in compliance in all material respects with all Environmental Laws and all laws (including rules and regulations thereunder) of federal, state, and local governments (and all agencies thereof) concerning employee health and safety, and the Sellers have no Liability (and to Sellers' Knowledge there is no Basis related to the past or present operations of the Sellers or their predecessors for any present or future Liability) under any Environmental Law. The Sellers have no Liability (and to Sellers' Knowledge there is no Basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Sellers giving rise to any Liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state, local, or foreign government (or agency thereof) concerning employee health and safety, or for any illness of or personal injury to any employee.

          (ii) The Sellers have obtained and at all times have been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental Laws or law of any federal, state, or local or foreign government relating to worker health and safety.

          (iii) All properties and equipment used in the Stations and the Acquired Assets have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances. No pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any of the Real Estate. Except as set forth in Section 2(g) of the Disclosure Schedule, no above ground or underground storage tanks have ever been located at, on or under the Real Estate. The Sellers have delivered to the Buyers a complete copy of all environmental claims, reports, studies, compliance actions or the like of the Sellers or which are available to the Sellers with respect to any of the Real Estate or any of the Acquired Assets.

          R. LEGAL COMPLIANCE. The Sellers have complied in all material respects with all laws (including rules and regulations thereunder) of federal, state, local and foreign governments (and all agencies thereof. The Sellers have filed in a timely manner all reports, documents, and other materials they were required to file (and the information contained therein was correct and complete in all material respects) under all applicable laws.

          S. ADVERTISING CONTRACTS. Section 2(s) of the Disclosure Schedule lists all arrangements for the sale of air time or advertising on the Stations in excess of $1000, and the amount to be paid to the Sellers therefor. The Sellers have no reason to believe and have not received a notice or indication of the intention of any of the advertisers or third parties to material contracts of the Sellers to cease doing business with Sellers or to reduce in any material respect the business transacted with the Sellers or to terminate or modify any agreements with the Seller (whether as a result of consummation of the transactions contemplated hereby or otherwise).

          T. BROKERS' FEES. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          U. UNDISCLOSED COMMITMENTS OR LIABILITIES. There are no material commitments, liabilities or obligations relating to the Stations, whether accrued, absolute, contingent or otherwise including, without limitation, guaranties by the Sellers of the liabilities


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of third parties, for which specific and adequate provisions have not been made on the Financial Statements except those incurred in or as a result of the Ordinary Course of Business since December 31, 1998.

          S. DISCLOSURE. The representations and warranties contained in this
Section 2 do not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading in any material respect.

     3.  REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

     Buyers represent and warrant to the Sellers that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date except as set forth in the Disclosure Schedule.

          A. ORGANIZATION OF THE BUYERS. Buyers are corporations duly organized, validly existing, and in good standing under the laws of Nevada.

          B. AUTHORIZATION OF TRANSACTION. Buyers have full power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform their obligations hereunder and thereunder. Without limiting the foregoing, the Boards of Directors of Broadcasting, Licensing and Wireless have duly authorized the execution, delivery and performance of this Agreement and the Ancillary Agreements by their respective entities. This Agreement and the Ancillary Agreements constitute legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms and conditions.

          C. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement or the Ancillary Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Section 1(e) above), will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which the Buyers are subject or any provision of their articles of incorporation, organization or other charter documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or third party consent under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Buyers are a party or by which they are bound or to which any of their assets is subject. Other than the Assignment Application described in Section 4(b) and the Hart-Scott Rodino Application described in Section 4(c), the Buyers do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any court or government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Agreements (including the assignments and assumptions referred to in Section 1 (e) above).

          D. BROKERS' FEES. The Buyers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          E. COMMISSION LICENSES AND COMPLIANCE WITH COMMISSION REQUIREMENTS. Buyers know of no facts or circumstances which would, under the Communications Act of 1934, as amended, or the rules, regulations, and policies of the FCC, disqualify or preclude any of the Buyers from assuming the FCC Licenses and becoming the duly authorized licensee of the Stations. There are no proceedings, complaints, notices of forfeiture, claims, or investigations pending or threatened against any Buyer or any principal, officer, director, or owner of any Buyer that would materially impair the qualification of any Buyer to assume the FCC Licenses or which would materially impede any Buyer's ability to prosecute the Assignment Application or to seek the FCC Consent. Sellers acknowledge that Buyer and its affiliates own and operate Stations WWQQ-FM, WWAV-FM, WWAV-AM, WXQR-FM, and WQSL-FM in the Wilmington, NC and Jacksonville, NC metropolitan areas, and that Buyer will not be deemed to have violated this section by virtue of such ownership.

          F. LITIGATION. The Buyers are not (i) subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge; or (ii) a party or, to the Buyers' Knowledge, are threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, that could result in any adverse change in the assets, liabilities, business, financial condition, operations, results of operations, or future prospects of the Buyers taken as a whole. The Buyers have no Knowledge of any Basis for any such charge, complaint, action, suit, proceeding, hearing, or investigation against the Sellers.

          G. DISCLOSURE. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading in any material respects.

     4.  PRE-CLOSING COVENANTS.

          The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

          A. GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 5 below).

          B. ASSIGNMENT APPLICATIONS. Within ten (10) days of the execution of this Agreement, the Sellers and the Buyers shall jointly file with the FCC an application for assignment of the FCC Licenses, permits and authorizations pertaining to the Stations from the Sellers to Licensing (the "Assignment Application"). The costs of the FCC filing fees in connection with the Assignment Application shall be divided equally between the Parties. Each party shall pay its own attorneys' fees. The Sellers and the Buyers shall thereafter prosecute the Assignment Application with all reasonable diligence and otherwise use commercially reasonable efforts to obtain the grant of the Assignment Application as expeditiously as practicable (but neither the Sellers nor the Buyers shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon the Stations or impose significant costs on such party). If the FCC imposes any condition on either party to the Assignment Application, such party shall use commercially reasonable efforts to comply with such condition, provided, that neither party shall be required hereunder to comply with any condition that would have a material adverse effect upon the Stations or any Affiliate. The Sellers and the Buyers shall jointly oppose any requests for reconsideration or judicial review of FCC approval of the Assignment Application and shall jointly request from the FCC extension of the effective period of FCC approval of the Assignment Application if the Closing shall not have occurred prior to the expiration of the original effective period of the FCC Consent. Nothing in this Section 4(b) shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement.

          C. NOTICES AND CONSENTS. The Sellers will give all notices to third parties and shall have obtained all third party consents that the Buyers reasonably may request and that the Buyers have designated as material consents, and Sellers will use their best efforts to obtain all other third party consents. The Sellers and Buyers acknowledge that no filing with the Department of Justice or the Federal Trade Commission is required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "Hart-Scott-Rodino Application"). Each of the Parties will take any additional action that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of governments, governmental agencies, and third parties that it may be required to give, make, or obtain.

          D. CONTRACTS. The Sellers will not without the prior written consent of the Buyers amend, change, or modify any of the contracts listed on Section 2(k) of the Disclosure Schedule in any material respect. The Sellers will not without prior written consent of the Buyers enter into any contract outside the Ordinary Course of Business which involves more than Five Thousand Dollars ($5,000).

          E. OPERATION OF STATIONS. The Sellers will not engage in any practice, take any action, or enter into any transaction with respect to any of the Stations outside the Ordinary Course of Business. The Sellers shall operate the Stations in compliance with the FCC Licenses and the rules and regulations of the FCC, and the FCC Licenses shall at all times remain in full force and effect. The Sellers shall file with the FCC all material reports, applications, documents, instruments and other information required to be filed in connection with the operation of the Stations.

          F. PRESERVATION OF STATIONS AND THE ACQUIRED ASSETS. Subject to the operation of the Stations by Broadcasting under the LMA Agreement, the Sellers will keep the Stations and the Acquired Assets and properties substantially intact, including its physical facilities, working conditions, all of the Confidential Information, call letters and trade secrets of the Stations, and the FCC Licenses.

          G. FULL ACCESS AND CONSULTATION. The Sellers will permit representatives of the Buyers to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Stations, to all premises, properties, books, records, contracts, Tax records, and documents of or pertaining to the Sellers. The Sellers will consult with the

Buyers' management with a view to informing Buyers' management as to the operations, management and business of the Stations.

          H. NOTICE OF DEVELOPMENTS. The Sellers will give prompt written notice to the Buyers of any material development affecting business, operations or prospects of the Stations or the Acquired Assets or the ability of the Sellers to perform hereunder.

          I. EXCLUSIVITY. The Sellers will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to any (A) merger or consolidation, (B) acquisition or purchase of securities or assets of Sellers, or (C) similar transaction or business combination involving the sale or transfer of any assets or securities of Sellers, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Sellers will notify the Buyers immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          J. TITLE INSURANCE, SURVEYS AND ENVIRONMENTAL ASSESSMENTS. The Buyers will obtain (i) with respect to each parcel of Real Estate subject to the Leases, a leasehold owner's policy issued by a title insurer reasonably satisfactory to the Sellers, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring leasehold title to such Real Estate in the Buyers as of the Closing subject only to the Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or their lender reasonably request,
(ii) with respect to each parcel of Owned Real Estate, an owner's policy of title insurance by a title insurer reasonably satisfactory to the Buyers, in an amount equal to the fair market value of such Real Estate (including all improvements located thereon), insuring over the standard pre-printed exceptions and insuring title to the Owned Real Estate to be vested in the Buyers as of the Closing free and clear of all liens and encumbrances except Permitted Real Estate Encumbrances, together with such endorsements for zoning, contiguity, public access and extended coverage as the Buyers or its lender reasonably request, (iii) a current survey of each parcel of Real Estate certified to the Buyers and its lender, prepared by a licensed surveyor and conforming to current ALTA Minimum Detail Requirements for Land Title Surveys, disclosing the location of all improvements, easements, party walls, sidewalks, roadways, utility lines, and other matters shown customarily on such surveys, and showing access affirmatively to public streets and roads (the "Surveys') which shall not disclose any survey defect or encroachment from or onto any of the Real Estate which has not been cured or insured over prior to the Closing; and (iv) with respect to each parcel of Real Estate, a current Phase I environmental site assessment from an environmental consultant or engineer reasonably satisfactory to the Sellers which does not indicate that the Sellers and the Real Estate are not in compliance with any Environmental Law and which shall not disclose or recommend any action with respect to any condition to be remediated or investigated or any contamination on the site assessed. The Buyers will pay the costs of these title policies, Surveys, and environmental assessments.

          K. CONTROL OF STATIONS. The transactions contemplated by this Agreement shall not be consummated until after the FCC has given its consent and approval to the Assignment Application. Between the date of this Agreement and the Closing Date, the Buyers and their employees or agents shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct, the operation of the Stations, and such operation shall be the sole responsibility of and in the control of the Sellers, subject to the Local Marketing Agreement.

          L. RISK OF LOSS. The risk of loss, damage, or destruction to any of the Acquired Assets shall remain with the Sellers until the Closing. In the event of any such loss, damage, or destruction the Sellers will promptly notify the Buyers of all particulars thereof, stating the cause thereof (if known) and the extent to which the cost of restoration, replacement and repair of the Acquired Assets lost, damaged or destroyed will be reimbursed under any insurance policy with respect thereto. The Sellers will, at Sellers' expense, repair or replace such Acquired Assets to their former condition as soon as possible after loss, damage or destruction thereof and shall use their best efforts to restore as promptly as possible transmissions as authorized in the FCC Licenses. The Closing Date shall be extended (with FCC consent, if necessary) for up to sixty (60) days to permit such repair or replacement. If repair or replacement cannot be accomplished within sixty (60) days of the date of the Sellers' notice to the Buyers and the Buyers determine that the Sellers' failure to repair or replace would have a material adverse effect on the operation of the Stations:

          (i)   the Buyers may elect to terminate this Agreement; or

          (ii) the Buyers may postpone the Closing Date until such time as the property has been repaired, replaced or restored in a manner and to an extent reasonably satisfactory to the Buyers, unless the same cannot be reasonably effected within ninety (90) days of the date of the Sellers' notice to the Buyers, in which case any Party may terminate this Agreement; or

          (iii) the Buyers may choose to accept the Acquired Assets in their "then" condition, together with the Sellers' assignment to the Buyers of all rights under any insurance claims covering the loss, damage or destruction and payment over to the Buyers of any proceeds under any such insurance policies, previously received by the Sellers with respect thereto plus an amount equal to the amount of any deductible or self-insurance maintained by Sellers on such Acquired Assets. In the event the Closing Date is postponed pursuant to this Section 4(p), the parties hereto will cooperate to extend the time during which this Agreement must be closed as specified in the consent of the FCC.

     5.  CONDITIONS TO OBLIGATION TO CLOSE.

          A. CONDITIONS TO OBLIGATION OF THE BUYERS. The obligation of Buyers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 2 above shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Sellers shall have procured all of the necessary third party related to transfer of real estate, including studio or tower site leases, and all of the title insurance commitments (and endorsements), Surveys and environmental site assessments described in Section 4(o) above shall have been obtained;

          (iv) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasijudicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein a judgment, order, decree, stipulation, injunction, or charge would
     (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the parties if such transactions are consummated, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
     (C) affect adversely the right of the Buyers to own, operate, or control the Acquired Assets (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

          (v) the Sellers shall have delivered to the Buyers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Sections 5(a)(i) through (iv) is satisfied in all respects;

          (vi) each of the Assignment Applications shall have been approved by a Final Order of the FCC, the waiting period under the Hart-Scott-Rodino Act shall have expired, and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

          (vii) the relevant parties shall have entered into the Postclosing Agreement;

          (viii) the Buyers shall have received from counsel to the Sellers an opinion with respect to the matters set forth in Exhibit E attached hereto, addressed to the Buyers and its lender and dated as of the Closing Date;

          (ix) the Parties shall have agreed to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be delivered at closing; and

          (x) all actions to be taken by the Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyers.

     B. CONDITIONS TO OBLIGATION OF THE SELLERS. The obligation of the Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

         (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date;

         (ii) the Buyers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

         (iii) no action, suit, investigation, inquiry or other proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein a judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or impose damages or penalties upon any of the Parties if such transactions are consummated, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

         (iv) the Buyers shall have delivered to the Sellers a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 5(b)(i)-(iii) is satisfied in all respects and the statements contained in such certificate shall be deemed a warranty of the Buyers which shall survive the Closing;

         (v) each of the Assignment Applications shall have been approved by a Final Order of the FCC, the waiting period under the Hart-Scott-Rodino Act shall have expired and the Buyers shall have received all governmental approvals required to transfer all other authorizations, consents, and approvals of governments and governmental agencies set forth in the Disclosure Schedule;

         (vi) the relevant parties shall have entered into the Postclosing Agreement; and

         (vii) all actions to be taken by the Buyers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

6.       POST-CLOSING COVENANTS.

            The Parties agree as follows with respect to the period following the Closing:

            a. GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7 below).

            b. LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Stations, each of the other Parties will reasonably cooperate with the contesting or defending Party and its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 7 below); provided, however, that such access and cooperation does not unreasonably disrupt the normal operations of the cooperating party.

            c. ADJUSTMENTS. Operation of the Stations and the income and expenses attributable thereto up through the close of business on the day before the Closing Date shall be for the account of the Sellers and thereafter for the account of the Buyers. Such items as power and utilities charges, insurance, real and personal property taxes, prepaid expenses, deposits, music license fees, and rents and payments pertaining to the Assumed Contracts (including any contracts for the sale of time for cash, trade or barter so assigned) shall be prorated between the Sellers and the Buyers as of the Closing Date in accordance with the foregoing principle. Contractual arrangements that do not reflect an equal rate of compensation to a Stations over the term of the agreement shall be equitably adjusted as of the Closing Date. The prorations and adjustments hereunder shall be made and paid insofar as feasible on the Closing Date, with a final settlement sixty (60) days after the Closing Date. In the event of any disputes between the Parties as to such adjustments, the amounts not in dispute shall nonetheless be paid at such time and such disputes shall be determined by an independent accounting firm mutually acceptable to both parties and the fees and expenses of such accounting firm shall be paid one-half (1/2) by the Sellers and one-half (1/2) by the Buyer.

            d. CONSENTS. In the event any of the Assumed Contracts are not assignable or any consent to such assignment is not obtained on or prior to the Closing Date, and the Buyers elect to consummate the transactions contemplated herein despite such failure or inability to obtain such consent, the Sellers shall continue to use commercially reasonable efforts to obtain any such assignment or consent after the Closing Date. Until such time as such assignment or approval has been obtained, the Sellers will cooperate with Buyers in any lawful and economically feasible arrangement to provide that the Buyers shall receive the Sellers' interest in the benefits under any such Assumed Contract, including performance by the Sellers as agent, if economically feasible; provided, however, that the Buyers shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent that Buyers would have been responsible therefor if such consent or assignment had been obtained.

            e. ACCESS. Sellers acknowledge that Buyers are subsidiaries of a publicly traded company and that as such Buyers have certain financial reporting obligations, which may include the obligation to provide financial information on the Sellers and the historical operations of the Stations prior to Closing. Sellers agree to provide access to Buyers, both before and after Closing, as may be necessary to provide such financial audits or other information as needed by Buyers to satisfy their reporting obligations.

7.     REMEDIES FOR BREACHES OF THIS AGREEMENT.

            a. SURVIVAL. All of the representations and warranties of the Sellers contained in Section 2 of this Agreement (other than the representations and warranties of the Sellers contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Sellers' title to the Acquired Assets) shall survive the Closing and continue in full force and effect for a period until 90 days after the applicable statute of limitations has expired with respect to any claim by the Buyers based on a claim or action by a third party and for a period of one (1) year following Closing with respect to any claim by the Buyers not based on a claim or action by a third party. All of the other representations and warranties (including the representations and warranties Sellers contained in Sections 2(a), 2(b), 2(c), and 2(d) hereof or relating to the Sellers' title to the Acquired Assets) and all covenants of the Buyers and the Sellers contained in this Agreement shall survive the Closing and continue in full force and effect for a period until ninety (90) days after the applicable statute of limitations has expired.

            b. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE BUYERS. Except as described below in Section 7(d) with respect to a breach of a warranty or covenant prior to the Closing Date, the Sellers agree to indemnify the Buyers from and against the entirety of any Adverse Consequences the Buyers may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                 (i) any misrepresentation or breach of any of the Sellers' representations or warranties, and covenants contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Sellers (so long as the Buyers make a written claim for indemnification within the applicable survival period);

                 (ii) any breach or nonfulfillment of any agreement or covenant of the Sellers contained herein or in any Ancillary Agreement;

                 (iii) any Liability of the Sellers which is not an Assumed Liability; and/or

                 (iv) any Liability of the Buyers arising by operation of law (including under any bulk transfer law of any jurisdiction or under any common law doctrine of defacto merger or successor liability) which is not an Assumed Liability.

            c. INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE SELLERS. Except as described below in Section 7(e) with respect to a breach of a warranty or covenant prior to the Closing Date, the Buyers agree to indemnify the Sellers from and against the entirety of any Adverse Consequences the Sellers may suffer resulting from, arising out of, relating to, in the nature of, or caused by (i) any misrepresentation or breach of any of the Buyers' representations or warranties contained in this Agreement or in any Ancillary Agreement executed and/or delivered by the Buyers (so long as the Sellers make a written claim for indemnification within the applicable survival period) or (ii) any breach or nonfulfillment of any agreement or covenant of the Buyers contained herein or in any Ancillary Agreement, or (iii) any Assumed Liability.

            d. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the Buyers would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the Buyers shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(n) below), in addition to any other remedy to which it may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that not withstanding the provision in Section 7(e) with respect to the remedy of liquidated damages upon a breach of a warranty or covenant of this Agreement prior to the Closing, money damages would not be an adequate remedy for Buyers for a breach of any provision of this Agreement.

            e. LIQUIDATED DAMAGES. The Buyers and the Sellers acknowledge that in the event that the transactions contemplated by this Agreement are not closed because of a default by the Buyers, the Adverse Consequences to the Sellers as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in lieu of indemnification pursuant to Section 7(c), the Sellers shall be entitled to receive from the defaulting Party for such default the Earnest Money Deposit as liquidated damages without the need for proof of damages, subject only to successfully proving in a court of competent jurisdiction that the Buyer materially breached this Agreement and that the transactions contemplated thereby have not occurred. The Sellers shall proceed against the Earnest Money Deposit as full satisfaction of liquidated damages owed by the Buyers and as its sole remedy for a failure of the transactions contemplated hereby to occur as a result of a material breach of the terms of this Agreement by the Buyers. The provisions of this Section 7(e) are subject to the provisions of Section 7(g) below.

            f. MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 7, then the Indemnified Party shall notify the Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged as a result of such failure. In the event any Indemnifying Party notifies the Indemnified Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against the matter with counsel of its choice reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense (except that the Indemnifying Party will be responsible for the fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest), (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Indemnifying Party (not to be withheld unreasonably), and (iv) the Indemnifying Party will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases the Indemnified Party from all Liability with respect thereto, without the written consent of the Indemnified Party (not to be withheld unreasonably). In the event the Indemnifying Party does not notify the Indemnified

Party within 15 days after the Indemnified Party has given notice of the matter that the Indemnifying Party is assuming the defense thereof, however, and/or in the event the Indemnifying Party shall fail to defend such claim actively and in good faith, then the Indemnified Party may defend against, or enter into any settlement with respect to, the matter in any manner it reasonably may deem appropriate.

            g. LIMITATION OF LIABILITY. Notwithstanding anything in this Agreement to the contrary, after the Closing neither party shall indemnify or otherwise be liable to the other party from and after the Closing Date (i) for an amount in excess of the Purchase Price, and (ii) except to the extent that the Adverse Consequences suffered by the Identified Party, in the aggregate from all indemnifiable events shall exceed Ten Thousand Dollars ($10,000) and indemnification shall be made by the indemnifying party only to the extent of such excess over Ten Thousand Dollars ($10,000); provided however that the foregoing limitations shall not be applicable to: (i) the obligations of the Buyer to pay and discharge any Liability of the Sellers to third parties from and after the Closing Date assumed by the Buyer under the terms of this Agreement; (ii) the obligation of the Sellers to pay and discharge any Liability to third parties not assumed by the Buyer under the terms of this Agreement, or
(iii) the Sellers' obligation to deliver clear title to the Acquired Assets.


     8.   DEFINITIONS.

     "ACQUIRED ASSETS" means all right, title, and interest in and to all of the assets of the Sellers, other than Retained Assets that are used or useful in the operation of the Stations, wherever located, including but not limited to all of its (a) leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as fixed assets, computers, data processing equipment, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, furniture, furnishings, inventories of compact disks, records, tapes and other supplies, vehicles) and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those Barter Agreements and Advertising Contracts identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Stations; (e) Assumed Contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Stations, jingles, logos, slogans, and business goodwill of the Stations; (g) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment; (h) Licenses and similar rights obtained from governments and governmental agencies; and (i) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, advertiser lists, all other lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, program production materials, studies, reports, and other printed or written materials; and (j) goodwill of the Stations.

     "ADVERSE CONSEQUENCES" means all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including all attorneys' fees and court costs.

     "ADVERTISING CONTRACTS" has the meaning set forth in Section 2(s), above.

     "AFFILIATE" means with reference to any person or entity, another person or entity controlled by, under the control of or under common control with that person or entity.

     "ASSIGNMENT APPLICATION" has the meaning set forth in Section 4(b) above.

     "ASSUMED CONTRACTS" means the Leases, the Barter Agreements, the Advertising Contracts and those contracts identified on Section 2(j) of the Disclosure Schedule as those to be assumed by Broadcasting.

     "ASSUMED LIABILITIES" means (a) obligations of the Sellers which accrue after the Closing Date under the Assumed Contract either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or
(ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing. The Assumed Liabilities shall not include any Retained Liabilities.

     "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "BUYERS" has the meaning set forth in forth in the preface above.

     "CASH" means cash and cash equivalents determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "CLOSING" has the meaning set forth in Section 1(d) above.

     "CLOSING DATE" has the meaning set forth in Section 1(d) above.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of the Sellers.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Section 2(a) above.

     "EARNEST MONEY ESCROW AGREEMENT" has the meaning set forth in Section 1(c) above.

     "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(2).

     "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec.
3(1).

     "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other law of any federal, state, local, or foreign government or agency thereof (including rules, regulations, codes, plans, judgments, orders, decrees, stipulations, injunctions, and charges thereunder) relating to public health and safety, or pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGENT" means Bank One, N.A..

     "ESCROW DEPOSIT" has the meaning set forth in Section 1(c) above.

     "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "FCC" means the Federal Communications Commission of the United States.

     "FCC LICENSES" means the licenses, permits and other authorizations, including any temporary waiver or special temporary authorization, issued by the FCC to the Sellers in connection with the conduct of the business and operation of the Stations.

     "FINAL ORDER" means an action by the FCC as to which: (a) no request for stay by the FCC is pending, no such stay is in effect, and any deadline for filing a request for any such stay has passed; (b) no appeal, petition for rehearing or reconsideration, or application for review is pending before the FCC and the deadline for filing any such appeal, petition or application has passed; (c) the FCC has not initiated reconsideration or review on its own motion and the time in which such reconsideration or review is permitted has passed; and (d) no appeal to a court, or request for stay by a court, of the FCC's action is pending or in effect, and the deadline for filing any such appeal or request has passed.

     "FINANCIAL STATEMENTS" has the meaning set forth in Section 2(e) above.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HART-SCOTT-RODINO APPLICATION" has the meaning set forth in Section 4(c) above.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 7(f) above.

     "INDEMNIFYING PARTY" has the meaning set forth in Section 7(f) above.

     "INTELLECTUAL PROPERTY" means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, call letters, logos, trade names, Internet domain names, and corporate names and registrations and applications for registration thereof, (c) all programs, programming materials, copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, and documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, market and other research information, drawings, specifications, designs, plans proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "KNOWLEDGE" means actual knowledge after reasonable investigation.

     "LEASES" means those real estate leases to which Sellers are a party governing Sellers' studios and FM tower sites, as described in Section 2(i) of the Disclosure Schedule.

     "LIABILITY" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LICENSES" means all FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Sellers with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

     "MULTI-EMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "OWNED REAL ESTATE" means the real property owned by the Sellers as described in Section 2(i) of the Disclosure Schedule and all buildings, fixtures, and improvements located thereon.

     "PARTY" has the meaning set forth in the preface above.

     "PERMITTED REAL ESTATE ENCUMBRANCES" shall have the meaning set forth in
Section 2(i), above.

     "POST-CLOSING AGREEMENT" means the Post-Closing Agreement with Sellers' owners in the form attached hereto as Exhibit C.

     "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

     "PURCHASE PRICE " has the meaning set forth in Section 1(c) above.

     "REAL ESTATE" means the Owned Real Estate and the real estate, building, fixtures and improvements which are the subject of the Leases.

     "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

     "RETAINED ASSETS" means (i) the corporate or limited liability company charter, qualifications to conduct business as a foreign corporation or limited liability companion, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock or membership certificates, and other documents relating to the organization, maintenance, and existence of the Sellers as corporate entities or limited liability companies; (ii) any of the rights of the Sellers under this Agreement (or under any side agreement between the Sellers on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement); (iii) accounts, notes and other receivables of the Sellers; and (iv) Cash.

     "RETAINED LIABILITIES" means any other obligations or Liabilities of the Sellers, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing, except as provided in the Local Marketing Agreements; (ii) any Liability of the Sellers for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated hereby; (iii) any Liability of the Sellers for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated hereby (except as set forth in Section 4(i) relating to Surveys, title commitments and environmental audits and Section 4(b) with regard to the Assignment Application; or (iv) any Liability or obligation of the Sellers under this Agreement (or under any side agreement between the Sellers on the one hand and the Buyers on the other hand entered into on or after the date of this Agreement).

     "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) liens for Taxes not yet due and payable; and (b) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation.

     "SELLERS" has the meaning set forth in the preface above.

     "STATIONS" means the radio broadcast stations WFNC-AM, Fayetteville, NC; WFNC-FM, Lumberton, NC; WQSM-FM, Fayetteville, NC; WRCQ-FM, Dunn, NC; WGNI-FM, Wilmington, NC; and WMNX-FM, Wilmington, NC.

     "SUBSIDIARY," with respect to any person, means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which ) 50% or more of (i) the outstanding capital stock or other equity interest having voting power to elect a majority of the Board of Directors of such corporation or persons having a similar role as to an entity that is not a corporation, (ii) the interest in the profits of such partnership or joint venture, or (iii) the beneficial interest of such trust or estate are at such time directly or indirectly owned by such person or one or more of such person's Subsidiaries.

     "SURVEYS" has the meaning set forth in Section 4(o) above.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      9.  TERMINATION.

            a. TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                    (i) the Buyers and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) the Buyers may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing in the event the Sellers are in breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that if such breach is capable of being cured, such breach also remains uncured for twenty (20) days after notice of breach is received by the Sellers from the Buyers;

                    (iii) the Sellers may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing in the event the Buyers are in breach of any representation, warranty, or covenant contained in this Agreement; provided, however that if such breach is capable being cured, such breach remains uncured for twenty (20) days after notice of breach is received by the Buyers from the Sellers;

                    (iv) the Buyers may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if the Closing shall not have occurred on or before the 720th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(a) hereof (unless the failure results primarily from the Buyers themselves breaching any representation, warranty, or covenant contained in this Agreement);

                    (v) the Sellers may terminate this Agreement by giving written notice to the Buyers at any time prior to the Closing if the Closing shall not have occurred on or before the 720th day following the date of this Agreement by reason of the failure of any condition precedent under Section 5(b) hereof (unless the failure results primarily from the Sellers itself breaching any representation, warranty, or covenant contained in this Agreement); or

                    (vi) the Buyers or the Sellers may terminate this Agreement if any Assignment Application is denied by Final Order.

      c. EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

   10.  MISCELLANEOUS.

      a. PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Party prior to making the disclosure).

      b. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      c. ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

      d. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, provided that (i) the Buyers may assign all of their right, title and interest in, to and under this Agreement to one or more Affiliates, who shall then, subject to the terms and conditions of this Agreement, have the right to receive the Acquired Assets, assume the Assumed Liabilities, and to pay to the Sellers the Purchase Price therefor or to any successor to the Buyers in the event of any sale, merger or consolidation of the Buyers, and (ii) Buyers may assign their indemnification claims and their rights under the warranties and representations of the Sellers to the financial institution(s) providing financing to the Buyers in connection with this transaction. No assignment of this Agreement or any portion hereof shall be deemed to release the assigning party from all or any of its obligations under this Agreement.

      e. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      f. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      g. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing and shall be considered to be given and received in all respects when hand delivered, when delivered via prepaid express or courier delivery service, when sent by facsimile transmission actually received by the receiving equipment or three (3) days after deposited in the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed to the intended recipient as set forth below:

      If to the Sellers:

      Ms. Hannah Gage
      President
      The Cape Fear Companies
      1009 Drayton Road
      P.O. Box 35297
      Attn:  Ms. Hannah Gage
      Fax:  (910) 864-3065

      Copy to:
      (which copy shall not constitute notice to Sellers)

      Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
      1500 Fayetteville Street Hall, Suite 1600 (Zip 27601)
      P.O. Box 1800
      Raleigh, North Carolina  27602
      Attn:  Daniel M. Sroka, Esquire
      Fax: (919) 839-0304

      If to the Buyers:
      Cumulus Broadcasting, Inc.
      Cumulus Licensing Corp.
      Cumulus Wireless Services Inc.
      111 E. Kilbourn Avenue, Suite 2700
      Milwaukee, WI 53202

      Attn: Terrence J. Leahy
      Fax: (414) 615-2880

      With a copy to:

      Cumulus Broadcasting, Inc.
      Cumulus Licensing Corp.
      Cumulus Wireless Services Inc.
      875 N. Michigan Avenue
      Suite 3650
      Chicago, Illinois 60611
      Attn: Richard J. Bonick
      Fax: (312) 867-0098

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      h. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of North Carolina.

      i. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      j. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      k. EXPENSES. The Buyers and the Sellers, will each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, other than as set forth in Section 4(b) with regard to the Assignment Applications and as set forth in
Section 4(j) with respect to Surveys, title commitments and environmental audits. The Sellers and the Buyers will each pay one-half (1/2) of any transfer or sales taxes and other recording or similar fees necessary to vest title to each of the Acquired Assets in the Buyers.

     l. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     m. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     n. SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, North Carolina in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(n), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.


CUMULUS BROADCASTING, INC.

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

CUMULUS LICENSING CORP.

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

CUMULUS WIRELESS SERVICES INC.

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

C.F. RADIO, INC.

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

CAPE FEAR BROADCASTING COMPANY

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

CAPE FEAR RADIO, LLC

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

CAPE FEAR TOWER SYSTEMS, LLC

By:
   ------------------------------
                        (printed)
Title:
      ---------------------------

                                   SCHEDULE A

         PURCHASE PRICE. The Buyers agree to pay to the Sellers, as consideration for the Acquired Assets, the amount of Forty-Four Million and no/100 Dollars ($44,000,000), plus the 1999 Deposit, as defined below, which amounts shall be payable as follows:

(i) on the date of this Agreement, the Buyers will deposit with the Escrow Agent the amount of Two Million Two Hundred Thousand and no/100 Dollars ($2,200,000) (the "Earnest Money Deposit") in the form of an irrevocable letter of credit from Lehman Commercial Paper, Inc.;

(ii) on October 1, 1999 (or as soon thereafter as is practicable), the Buyer will pay to the Seller an amount equivalent to the Broadcast Cash Flow of the Stations for the month of September 1999 (as defined in the Local Marketing Agreement) (the "1999 Deposit"), which amount shall be added to and not credited against the $44,000,000 referred to above; and

(iii) on the Closing Date, the Buyers shall pay to the Sellers the amount of Forty Four Million and no/100 Dollars ($44,000,000), with adjustments as provided specifically in this Agreement.

The Earnest Money Deposit referenced in this Schedule A shall be placed in escrow with the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit A (the "Earnest Money Escrow Agreement"), and shall be disbursed to Sellers or returned to Buyer as provided in the Earnest Money Escrow Agreement. If the transactions contemplated by the Agreement do not close and the Agreement is terminated, Sellers will be entitled to retain the 1999 Deposit.

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT is made and entered into as of September 23, 1999, by and among C. F. RADIO, INC., a North Carolina corporation ("CF"); CAPE FEAR RADIO, LLC, a North Carolina limited liability company ("CFLLC"); CAPE FEAR BROADCASTING, INC., a North Carolina corporation ("CFB"); and CAPE FEAR TOWER SYSTEMS, LLC; a North Carolina limited liability company ("CF Towers") (collectively referred to as "Sellers"); CUMULUS BROADCASTING, INC., a Nevada corporation; CUMULUS LICENSING CORP., a Nevada corporation (collectively referred to as "Buyers"); and BANK ONE TRUST COMPANY, N.A. ("Escrow Agent"). Capitalized terms that are used but not defined herein shall have that meaning assigned to them in the Purchase Agreement.

                                   WITNESSETH:

                  WHEREAS, Sellers and Buyer are parties to that certain Asset Purchase Agreement executed as of September 23, 1999 (the "Purchase Agreement"), providing for the purchase by Buyers of the Acquired Assets from Sellers; and

                  WHEREAS, Schedule A of the Purchase Agreement provides that an irrevocable letter of credit issued by Lehman Commercial Paper Inc. and in favor of Escrow Agent in the amount of Two Million Two Hundred Thousand and no/100 Dollars ($2,200,000) shall be placed with the Escrow Agent pending the Closing of the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions set forth in the Purchase Agreement and herein, Sellers, Buyers and Escrow Agent agree as follows:

     1. Sellers and Buyers hereby establish this Escrow Agreement and mutually appoint Bank One Trust Company, N.A., as escrow agent pursuant to the terms and conditions of the Purchase Agreement. Escrow Agent hereby accepts this appointment.

     2. Upon the execution of this Escrow Agreement by all parties hereto, Buyers shall deposit with Escrow Agent an irrevocable letter of credit issued by Lehman Commercial Paper Inc. and in favor of Escrow Agent (the "Letter of Credit") in the amount of Two Million Two Hundred Thousand and no/100 Dollars ($2,200,000).

     3. Escrow Agent agrees to hold the Letter of Credit in accordance with the terms of this Agreement. In the event the Escrow Agent draws under the Letter of Credit and does not immediately deliver the proceeds thereof to the Sellers or Buyers as hereinafter provided (the proceeds so drawn being referred to herein as the "Earnest Money Deposit"), the Escrow Agent shall invest the Earnest Money Deposit in One Group U.S. Treasury Money Market account. The Escrow Agent, subject to the terms of the Purchase Agreement, shall release from Escrow the Letter of Credit or the Earnest Money Deposit and deliver the same in accordance with one of the following notices:

          A. The Letter of Credit by its terms expires on September 1, 2000. If by August 1, 2000, the Letter of Credit has not been extended until September 1, 2001, the Escrow Agent shall immediately draw on the Letter of Credit and treat the proceeds of such draw as the Earnest Money Deposit.

          B. If the Closing of the transaction contemplated by the Purchase Agreement occurs, Escrow Agent shall, upon receipt of joint written notice from Buyers and Sellers, deliver the Letter of Credit to the issuer thereof for cancellation; or if the Escrow Agent holds the Earnest Money Deposit, shall deliver in immediately available funds:

               i. to the Sellers, the principal amount of the Earnest Money Deposit, to be applied by the Sellers as a portion of the Purchase Price; and

               ii. to the Buyers, the interest earned on the Earnest Money Deposit.

          C. If the Closing of the transaction contemplated by the Purchase Agreement does not occur due to a material breach of the Purchase Agreement by Buyers, and the Sellers are not in material breach of the Purchase Agreement, Escrow Agent shall, upon ten (10) business days advance written notification from Sellers or ten
               (10) business days after receipt of a final order of a state or federal court of competent jurisdiction ordering payment, draw on the letter of credit, and release to Sellers the Earnest Money Deposit and all interest earned thereon.

          D. If the Closing of the transaction contemplated by the Purchase Agreement does not occur due to any cause or event other than a material breach of the Purchase Agreement by the Buyers, or if the Sellers are in material breach of the Purchase Agreement, Escrow Agent shall, upon ten (10) business days advance written notification from Buyers or ten (10) business days after receipt of a final order of a state or federal court of competent jurisdiction ordering payment, shall deliver the Letter of Credit to the issuer thereof for cancellation; or, if the Escrow Agent holds the Earnest Money Deposit, shall deliver to the Buyer in immediately available funds the Earnest Money Deposit and all interest earned thereon.

         Any notice or order provided to Escrow Agent by Buyers will be simultaneously provided to Sellers and any notice or order provided to Escrow Agent by Sellers will be simultaneously provided to Buyers. In the event that during the ten business day period following the delivery by Buyers or Sellers (as the case may be) to Escrow Agent of a notice that it is entitled under this
Section 3 to receive payment of the Letter of Credit or Earnest Money Deposit the other Party delivers notice to Escrow Agent that it disputes that Party's right to payment, then the provisions of Section 4 will apply.

     4. If at any time a dispute or disagreement shall exist or arise as to the duties of Escrow Agent under the terms hereof or if a disagreement between the parties hereto results in conflicting or adverse claims or demands being made on the Escrow Agent in connection with the Letter of Credit and the Earnest Money Deposit, Escrow Agent is authorized and directed to retain all or any part of the Letter of Credit (and, if paragraph A of Section 3 becomes operative, to draw on the Letter of Credit) and Earnest Money Deposit and in so doing Escrow Agent shall not become liable in any way to any person for its failure or refusal to comply with such conflicting or adverse claims or demands. Escrow Agent shall:

          A. when the rights of all claimants have been duly adjudicated by a court of competent jurisdiction evidenced by a certified copy of such final judgment, together with written evidence that any right of appeal has expired, forward the Letter of Credit and the Earnest Money Deposit as directed in such judgment, or

          B. if a written agreement is reached by and between all disputing parties, satisfactory to Escrow Agent, and a copy of such agreement signed by all disputing parties is delivered to Escrow Agent, forward the Letter of Credit and/or Earnest Money Deposit as directed in such agreement.

     5. Escrow Agent undertakes to perform only such duties as are expressly set forth herein.

     6. Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent may conclusively presume that the undersigned representatives of Sellers or Buyers individually have full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

     7. Except for its gross negligence or willful misconduct, Escrow Agent shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     8. Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice in writing of such resignation specifying a date upon which such resignation shall take effect, whereupon a successor Escrow Agent shall be appointed by Sellers and Buyers (or, if no agreement is reached between Buyers and Sellers as to a successor, then the Fayetteville, North Carolina agent of the title insurance company which issues title insurance policies at the Closing).

     9. Escrow Agent shall be entitled to be reimbursed for all losses, liabilities or expense, including reasonable attorneys' fees, incurred or made by it arising out of or in connection with its entering into this Escrow Agreement or carrying out its duties hereunder. Escrow Agent shall be paid such fees as it normally charges for the services described in this Escrow Agreement. Any such reimbursement or fees to which Escrow Agent is entitled shall be borne jointly by Sellers and Buyers, unless otherwise ordered by a court which adjudicates a dispute or disagreement under Section 4 above.

     10. This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the parties hereto except this Escrow Agreement.

     11. This Escrow Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and legal representatives. This Escrow Agreement shall be governed by and construed in accordance with the laws of North Carolina. This Escrow Agreement cannot be modified, amended or terminated except in writing signed by Sellers, Buyers and Escrow Agent.

     12. All notice and other communications under this Escrow Agreement shall be in writing and shall be given (and shall be deemed to have been duly given if so given) in the manner specified in the Purchase Agreement, if to Sellers or the Buyers, at the addresses specified therein (and with the copies), and if to the Escrow Agent at :

                          Bank One Trust Company, N.A.
                          111 East Wisconsin Avenue
                          Milwaukee, WI  53202
                          Attn: Dan Olson
                          Phone: (414) 298-4282
                          Fax: (414) 298-4223

or to such other person or address as any of the parties hereto shall specify by notice in writing to all the other parties hereto.

     13. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

                                    * * * * *

                  IN WITNESS WHEREOF, each of the parties hereto has duly executed this Escrow Agreement on the date first above written.


CUMULUS BROADCASTING, INC.

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

CUMULUS LICENSING CORP.                     BANK ONE TRUST COMPANY, N.A.:

By:______________________________            By:______________________________
                      (printed)
   ______________________________               ______________________________

Title:___________________________            Title:___________________________


CUMULUS WIRELESS SERVICES INC.

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

C.F. RADIO, INC.

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

CAPE FEAR BROADCASTING COMPANY

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

CAPE FEAR RADIO, LLC

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

CAPE FEAR TOWER SYSTEMS, LLC

By:______________________________
                      (printed)
   ______________________________

Title:___________________________

                                                                     EXHIBIT B-1

                               GENERAL ASSIGNMENT


                  THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from ________________ (the "Assignor"), to CUMULUS BROADCASTING, INC., a Nevada corporation, (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of September 23, 1999 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

                  KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

                  All right, title and interest in and to all of the assets of Assignor, other than Retained Assets, that are used or useful in the operation of the Stations, including but not limited to all of its (a) real property, leaseholds and other interests of any kind therein, improvements, fixtures, and fittings thereon (such as towers and antennae), and easements, rights-of-way, and other appurtenances thereto); (b) tangible personal property (such as computers, electrical devices, monitoring equipment, test equipment, switching, terminal and studio equipment, transmitters, transformers, receivers, broadcast facilities, inventories of compact disks, records, tapes and other supplies, and all assignable warranties with respect thereto; (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions; (d) rights under orders and agreements (including those barter agreements identified on the Disclosure Schedule) now existing or entered into in the Ordinary Course of Business for the sale of advertising time on the Stations; (e) contracts, indentures, Security Interests, guaranties, other similar arrangements, and rights thereunder; (f) call letters of the Stations, jingles, logos, slogans, and business goodwill of the Stations; (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery (including rights under policies of insurance), rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes); and (h) FCC logs and records and all other books, records, ledgers, logs, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials.


provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation; (ii) any of the rights of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand entered into on or after the date of the Asset Purchase Agreement); (iii) accounts, notes and other receivables; and (iv) Cash.

                  TO HAVE AND TO HOLD the same unto Assignee forever. Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with the full power of substitution, in the name of Assignee or in the name of Assignor, but by and on behalf of and for the sole benefit of Assignee, to demand and receive from time to time any and all of the above described Acquired Assets, and from time to time to institute and prosecute, in the name of Assignor or otherwise on behalf of Assignor, any and all proceedings at law, in equity or otherwise which Assignee may deem necessary or desirable in order to receive, collect, assert or enforce any right, title, benefit or interest of any kind in or to the above described Acquired Assets and to defend and compromise any and all actions, suits or proceedings in respect thereof and to do all such acts and things and execute any instruments in relation thereto as Assignee may deem advisable. Without limitation of any of the foregoing, Assignor hereby authorizes any authorized representative of Assignee to endorse or assign any instrument, contract or chattel paper relating to the above described Acquired Assets. Assignor agrees that the foregoing appointment made and the powers hereby granted are coupled with an interest and shall be irrevocable by Assignee.

                  All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.

                                    * * * * *

IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by its representative thereunto duly authorized on the date first written above.




                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------


                                      ACCEPTED AND AGREED:

                                      CUMULUS BROADCASTING, INC.


                                      By:
                                         ---------------------------------------

                                      Its:
                                          --------------------------------------

                                                                     EXHIBIT B-2

                               GENERAL ASSIGNMENT


                  THIS GENERAL ASSIGNMENT, dated as of ___________________, 1998 from ___________ (the "Assignor"), to CUMULUS LICENSING CORP., a Nevada corporation (together with its successors and assigns, the "Assignee"), is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of September 23, 1999 (the "Asset Purchase Agreement"), by and among Assignor and Assignee. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

                  KNOW ALL PERSONS BY THESE PRESENTS that, pursuant to the terms and conditions of the Asset Purchase Agreement and for the considerations set forth therein, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor hereby sells, transfers, assigns, conveys and delivers to Assignee forever all of Assignor's right, title and interest in and to the following Acquired Assets:

                  All FCC and other governmental licenses, franchises, approvals, certificates, authorizations and rights of the Sellers with respect to the operations of the Stations and all applications therefor, together with any renewals, extension or modifications thereof and additions thereto.

                  TO HAVE AND TO HOLD the same unto Assignee forever.

                  All of the terms and provisions of this General Assignment will be binding upon Assignor and its successors and assigns and will enure to the benefit of Assignee; provided, that nothing in this General Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than Assignee any rights or remedies under or by reason of this General Assignment.

                                    * * * * *

                  IN WITNESS WHEREOF, Assignor has caused this instrument to be signed in its name by its representative thereunto duly authorized on the date first written above.



                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------


                                        ACCEPTED AND AGREED:


                                        CUMULUS LICENSING CORP.


                                        By:
                                           -------------------------------------

                                        Its:
                                            ------------------------------------

                                                                     EXHIBIT B-3


                            INSTRUMENT OF ASSUMPTION


         THIS INSTRUMENT OF ASSUMPTION, dated as of ____, 1999 from Cumulus Broadcasting, Inc., a Nevada corporation ("Assignee"); to _________ ("Assignor"); is delivered pursuant to Section 1(e) of that certain Asset Purchase Agreement, dated as of September 23, 1999 (the "Asset Purchase Agreement"), between Assignee and Assignor. Defined terms used herein without definition have the meanings assigned to such terms in the Asset Purchase Agreement.

         WHEREAS, by a General Assignment being executed and delivered by Assignor to Assignee simultaneously herewith pursuant to the Asset Purchase Agreement, Assignor is selling, transferring, assigning, conveying and delivering to Assignee substantially all of the assets of Assignor (the "Assets");

         NOW THEREFORE, in partial consideration of such sale, transfer, assignment, conveyance and delivery on and as of the date hereof, subject to and in accordance with the terms and conditions of the Asset Purchase Agreement, Assignee hereby assumes and becomes responsible for the following Assumed
Liabilities:

                  Obligations of Assignor under the licenses, sublicenses, leases, subleases, contracts, and other arrangements referred to in the definition of Acquired Assets either: (i) to furnish services, and other non-Cash benefits to another party after the Closing; or (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing;

provided, however, that the Assumed Liabilities shall not include any other obligations or liabilities of Assignor, including but not limited to: (i) any Liability relating to the ownership or operation of the Stations prior to the Closing; (ii) any Liability of Assignor for income, transfer, sales, use, and other Taxes arising in connection with the consummation contemplated by the Asset Purchase Agreement; (iii) any Liability of Assignor for costs and expenses incurred in connection with the Asset Purchase Agreement or the consummation of the transactions contemplated hereby; or (iv) any Liability or obligation of Assignor under the Asset Purchase Agreement (or under any side agreement between Assignor on the one hand and Assignee on the other hand).

         Other than as specifically stated in this Instrument of Assignment, Assignee assumes no obligation of Assignor. As to any lease, contract, agreement, permit or other authorization included in the Acquired Assets which may be assigned only with the consent of the other party thereto, this Instrument of Assumption shall be of no force and effect until such requisite consents shall have been obtained, whereupon it shall become of full force and effect as of the date of such consent.

         IN WITNESS WHEREOF, Assignee has caused this instrument to be signed in its name by its officers thereunto duly authorized on the date first above written.

                                    ASSIGNEE:

                                    CUMULUS BROADCASTING, INC.



                                    By:
                                       -----------------------------------------
                                    Richard Weening
                                    Chairman


                                    ASSIGNOR:





                                    By:
                                       -----------------------------------------
                                    Its:
                                        ----------------------------------------

                                                                       EXHIBIT C

                             POST-CLOSING AGREEMENT

                 Agreement dated as of ____, 1999 among CUMULUS BROADCASTING, INC., a Nevada corporation, CUMULUS LICENSING CORP., a Nevada corporation, CUMULUS WIRELESS SERVICES INC., a Nevada corporation (collectively referred to as "Buyers"), C. F. RADIO, INC., a North Carolina corporation ("CF"); CAPE FEAR RADIO, LLC, a North Carolina limited liability company ("CFLLC"); CAPE FEAR BROADCASTING, INC., a North Carolina corporation ("CFB"); and CAPE FEAR TOWER SYSTEMS, LLC; a North Carolina limited liability company ("CF Towers") (collectively referred to as "Sellers"), HANNAH DAWSON GAGE, WEYHER DAWSON, and JOHN DAWSON (collectively referred to as "Sellers' Owners"). The Buyers, the Seller, and the Seller's Owners are referred to collectively herein as the "Parties."

                 The Buyers and the Sellers are concurrently herewith concluding a transaction in which the Buyers will purchase the "Acquired Assets" (and accept responsibility for the "Assumed Liabilities") of the Sellers in return for cash pursuant to the terms of an Asset Purchase Agreement dated September 23, 1999 (the "Asset Purchase Agreement"). Certain terms used herein without definition are used herein as defined in the Asset Purchase Agreement.

                 The Buyers and the Sellers have made certain representations, warranties, and covenants in the Asset Purchase Agreement which will survive the Closing for purposes of potential indemnification. The Sellers' Owners, however, may cause the Sellers to liquidate and dissolve immediately after the Closing. The Buyers and the Seller's Owners therefore wish to provide for post-Closing indemnification against breaches of these representations, warranties, and covenants and to make certain other covenants among themselves.

                 Now, therefore, in consideration of the premises and the mutual promises herein made, the Buyers, the Sellers, and the Sellers' Owners agree as follows.


         1. Representations and Warranties of Seller's Owners. The Sellers' Owners represent and warrant to the Buyers that the statements contained in this
Section 1 are correct and complete as of the date of this Agreement.

                 (a) Enforceability. The Sellers' Owners have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Sellers' Owners, enforceable in accordance with its terms and conditions.

                 (b) Absence of Conflicts. Neither the execution and the delivery of this Agreement by the Sellers' Owners, nor their performance of their obligations hereunder, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which they are subject or

(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which they are a party or by which they are bound or to which any of their assets are subject.

                2. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of the Asset Purchase Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 4 below.)

                (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
(i) any transaction contemplated under the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, each of the other Parties will cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 3 below.)

                (c) Transition. Neither the Sellers' Owners nor any of their respective Affiliates will take any action that primarily is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Seller from maintaining the same business relationships with the Buyers after the Closing as they maintained with the Sellers prior to the Closing. The Sellers' Owners will refer all customer inquiries relating to the Stations or to the business of the Sellers to the Buyers from and after the Closing. Except with the Buyers' prior written consent, neither the Sellers' Owners nor any of their respective Affiliates will employ or offer to employ any employee of any Seller for a period of five (5) years after the Closing Date.

                (d) Confidentiality. The Sellers' Owners and their Affiliates will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyers or destroy, at the request and option of the Buyers, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that the Sellers' Owners or any Affiliate is requested or required (by oral question or request for information or docu-ments in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that person will notify the Buyers promptly of the request or requirement so that the Buyers may seek an appropriate protective order or waive compliance with the provisions of this Section 2(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers' Owners or any Affiliate is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use his or its best efforts to obtain, at the reasonable request of the Buyers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyers shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

                (e) Covenant Not to Compete. For a period of five (5) years from and after the Closing Date, neither the Sellers' Owners nor any of their respective Affiliates will engage directly or indirectly in any business that the Sellers conduct as of the Closing Date within seventy-five (75) miles of the transmitter facilities of the Stations; provided, however, that no owner of less than 1% of the outstanding stock of any publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses; provided, further, that notwithstanding the foregoing, nothing in this Agreement or in the Asset Purchase Agreement shall in any manner restrict the activities of any Seller, any Sellers' Owner, or any Affiliate of a Seller or Sellers' Owner with respect to FCC construction permit file no. BMPH-990507IE, for a new FM radio station, call sign 8805119MI (the "CP"), or the station to be constructed pursuant to the CP.

                3. Survival. All of the representations, warranties, and covenants of the Buyers, the Sellers, and the Sellers' Owners contained in the Asset Purchase Agreement and in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect to the extent set forth in the Asset Purchase Agreement.

                4. Consideration. On the Closing Date, as consideration for the representations, warranties, and covenants, the Buyers shall, at Buyers' option: (1) pay each of the three Sellers' Owners One Million and no/100 Dollars ($1,000,000) over and above the Purchase Price as defined in the Asset Purchase Agreement, or (2) issue to each of the Sellers' Owners Class A Common Shares of Cumulus Media Inc. (the "Shares"). The number of Shares to be issued to each of the three respective Seller's Owners shall consist of a number, the numerator of which shall be One Million and no/100 Dollars, and the denominator of which shall be the average closing bid price of CMLS Class A Common Shares on the NASDAQ market on the five trading days prior to the Closing Date. In the event that the Shares are not registered under the Securities Act of 1933, as amended, Sellers shall have the option to require the Buyers to make the payment described in this Section 4 in cash rather than Shares. In the event Buyers elect to accept unregistered Shares, such Shares shall be legended accordingly, and Buyers shall make such customary representations and warranties in connection with the issuance of the

Shares at Closing as may be required by Buyers' counsel to ensure compliance with federal and state securities law.


                5.     Miscellaneous.

                (a) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

                (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

                (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyers and the Sellers' Owner; provided, however, that the Buyers may (i) assign any or all of their rights and interests hereunder to one or more of their Affiliates and (ii) designate one or more of their Affiliates to perform their obligations hereunder (in any or all of which cases the Buyers nonetheless shall remain liable and responsible for the performance of all of their obligations hereunder).

                (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or if (and then the next business day after) it is sent by reputable overnight courier, in each case addressed to the intended recipient at the address for notices (and copies thereof) set forth in the Asset Purchase Agreement. Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of North Carolina.

                (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyers and the Requisite Sellers' Owners. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                (j) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby (except as otherwise provided herein).

                (k) Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                (l) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 5(o) below), in addition to any other remedy to which they may be entitled, at law or in equity. Each of the Parties acknowledges and agrees that notwithstanding the provision in Section 5(n) with respect to liquidated damages upon a breach of a covenant of this Agreement, money damages would not be an adequate remedy for a breach of any provision of this Agreement.

                (m) Liquidated Damages. Each of the Parties acknowledge that in the event that the Sellers' Owners breach the covenants set forth in Section 2(e) or the last sentence of Section 2(c) of this Agreement, the Adverse Consequences to the Buyers as a result of such default may be difficult, if not impossible, to ascertain. Accordingly, in lieu of indemnification pursuant to
Section 3(b) of this Agreement, the Buyers shall be entitled to receive from the defaulting Party the sum of One Million and no/100 Dollars per each Seller's Owner as liquidated damages for such default without the need for proof of damages, subject only to successfully proving in a court of competent jurisdiction that a Sellers' Owner has materially breached this Agreement. The Buyers shall retain the option to receive liquidated damages under this provision or, in the alternative, indemnification and/or specific performance under other sections of this Agreement. The Sellers' Owners agree to pay said sum of liquidated damages within ten (10) days of the date that the Buyers obtain such judgment.

                (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, NC in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 5(h) above. Nothing in this Section 5(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

                                    * * * * *

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Post-Closing Agreement on the date first above written.


CUMULUS BROADCASTING, INC.

By: /s/ Richard W. Weening
   ------------------------------
    Richard W. Weening  (printed)
   ------------------------------
Title: Executive Chairman
      ---------------------------

CUMULUS LICENSING CORP.                     HANNAH DAWSON GAGE

By: /s/ Richard W. Weening
   ------------------------------          ----------------------

    Richard W. Weening  (printed)
   ------------------------------
Title: Executive Chairman
      ---------------------------

CUMULUS WIRELESS SERVICES INC.                 WEYHER DAWSON

By: /s/ Richard W. Weening
   ------------------------------          ----------------------

    Richard W. Weening  (printed)
   ------------------------------
Title: Executive Chairman
      ---------------------------

C.F. RADIO, INC.                                JOHN DAWSON

By: /s/ Hannah Dawson Gage
   ------------------------------          ----------------------
    Hannah Dawson Gage  (printed)
   ------------------------------
Title: President
      ---------------------------

CAPE FEAR BROADCASTING COMPANY

By: /s/ John Dawson
   ------------------------------
    John Dawson         (printed)
   ------------------------------
Title: President
   ------------------------------

CAPE FEAR RADIO, LLC

By: /s/ John Dawson
   ------------------------------
    John Dawson         (printed)
   ------------------------------
Title: President
      ---------------------------

CAPE FEAR TOWER SYSTEMS, LLC

By: /s/ John Dawson
   ------------------------------
    John Dawson         (printed)
   ------------------------------
Title: Manager
     ----------------------------

                                                                       EXHIBIT E

                        [LETTERHEAD OF SELLER'S COUNSEL]


_______________, 1998



Cumulus Broadcasting, Inc.
Cumulus Licensing Corporation
Cumulus Wireless Services Inc.
111 E. Kilbourn Avenue, Suite 2700
Milwaukee, WI 53202

Lehman Commercial Credit Corp.

Gentlemen:

                  We have acted as counsel to ________ (the "Company") in connection with the preparation of the Asset Purchase Agreement dated [___________], 1999 (the "Agreement"), and have participated on its behalf in connection with the purchase and sale to be made by you with the Company pursuant to the Agreement (the "Transaction") and the transfer of control thereby of radio stations WFNC-AM, Fayetteville, NC; WFNC-FM, Lumberton, NC; WQSM-FM, Fayetteville, NC; WRCQ-FM, Dunn, NC; WGNI-FM, Wilmington, NC; and WMNX-FM, Wilmington, NC (collectively, the "Stations"). We have also acted as counsel to _____________in connection with the preparation of the Post-Closing Agreement dated the date hereof between you and each of them (the "Post-Closing Agreement"). The Agreement, the Post-Closing Agreement, the Warranty Deeds, the Assignment of Lease, the General Assignment and the Instrument of Assumption are referred to in this Opinion Letter as the Transaction Documents.

                  In connection with this Opinion Letter, we have examined signed copies of the Transaction Documents and a certificate as to certain objective facts executed by an officer of the Company (the "Officer's Certificate"). We have considered such matters of law and fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinions set forth below. We have also relied upon the representations of the Company made in the Agreement.

                  This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Federal law of the United States and the law of the State of North Carolina.

           Based upon the foregoing, and subject to the qualifications and exceptions set forth below, we are of the opinion that:

      1. The Company is a corporation organized and existing under the laws of the State of ____________.

      2. The Company has the requisite corporate authority to enter into the Transaction Documents, perform its obligations thereunder and to own its properties and carry on its business as presently conducted in the State of North Carolina.

      3. The Agreement and each of the other Transaction Documents contemplated thereby to which the Company is a party have been duly authorized, executed and delivered by the Company and each is enforceable against the Company in accordance with its terms.

      4. The execution and delivery by the Company of, and performance of its obligations under the Transaction Documents do not violate the Company's articles of incorporation or bylaws or, based and relying upon the Officer's Certificate, breach, or result in a default under, any of the agreements or instruments identified therein or require the consent or other action of or filing with any governmental body or agency which has not been obtained or which has not been made.

      5. The Post-Closing Agreement has been duly executed and delivered by _____________ the Company and [________] and is enforceable against each of them in accordance with its terms.

      6. The Assignment of Leases and the General Assignment convey all of the Seller's right, title and interest in the Acquired Assets to the Buyer and the Assignment of Leases is in appropriate form under the laws of the State of North Carolina for recording.

      7. The Seller has obtained and validly holds the FCC Licenses listed in Attachment 1 to this opinion letter. The FCC Licenses listed in Attachment 1 constitute the only authorizations, licenses, and permits of the FCC required by the FCC or necessary in connection with the present operation of Stations. The FCC Licenses relating to the Stations listed in Attachment 1 are in full force and effect and are duly issued in the name of, or validly assigned to, the Seller. The FCC has approved the assignment of the Licenses to operate the Stations from the Seller to the Buyer, and such approval is in full force and effect, and is no longer subject to administrative or judicial review. Upon execution and delivery of the General Assignment, the Buyer will validly hold the FCC Licenses to operate the Stations.

      8. The Seller has filed with the FCC all material reports, documents, instruments, information, and applications required to be filed in connection with the operation of the Stations pursuant to FCC rules, regulations and requests. No notice has been issued by the FCC which permits, or after notice or lapse of time or both, would permit, revocation or termination of any of the FCC Licenses prior to the respective expiration dates thereof, or which results or would result in any other material impairment of any rights thereunder.

      9. The Stations are now operating, and prior to the date hereof were operating, in compliance in all material respects with the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder. There is not now issued or outstanding, pending or threatened, any Notice of Violation, Order to Show Cause, complaint or investigation or rulemaking proceeding by or before the FCC which might materially threaten or adversely affect any of the FCC Licenses or result in any substantial adverse effect upon the operation of the Stations, nor is there any reason to believe, as of the date hereof, that any of the FCC Licenses will not be renewed in the ordinary course.

      10. The execution, delivery and performance by the Seller of its obligations under the Transaction Documents (a) is not contrary to the Communications Act of 1934, as amended, or any of the rules, regulations or policies of the FCC promulgated thereunder; (b) will not result in any violation of the present rules, regulations or policies of the FCC; and (c) will not cause any forfeiture or impairment of any of the FCC Licenses.

           This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by any other person for any purpose whatsoever without this firm's prior written consent.

                                Very truly yours,











                                       10